Exhibit 99.1

Shift Announces Restructuring to Streamline Operations and Reduce Cost Structure

SAN FRANCISCO, July 11, 2023 (GLOBE NEWSWIRE) -- Shift Technologies, Inc. (Nasdaq: SFT), a consumer-centric omnichannel used auto retailer, today announced a plan to restructure and reduce the Company’s workforce to better align people and responsibilities with the Company’s omnichannel sales strategy. The restructuring plan is the result of a review by the Company’s recently appointed CEO Ayman Moussa as well as evaluations conducted as part of the Company’s review of strategic alternatives. The new structure is designed to improve the customer experience, increase efficiencies throughout the sales process, and better leverage our fixed costs. The Company has also decided to eliminate investment into the Company’s dealer marketplace business in order to focus on core operations.

“I joined Shift because I believe there is a meaningful opportunity to increase unit sales and unit economics through operational process improvements. We are announcing these changes today as a result of observations during my first month as CEO, leveraging best practices from over 20 years of auto industry experience and leadership. These changes include eliminating centralized operations roles, putting more ownership to team members on the ground in our hubs, as well as eliminating investment into the dealer marketplace. We are moving with a great sense of urgency to improve performance and maximize our cash runway,” said Mr. Moussa.

As a result of the restructuring, the Company expects to reduce its headcount by approximately 34%. Approximately 60% of the headcount reductions are in operational roles, primarily as a result of eliminating centralized support. The remaining headcount reductions are concentrated among technology roles as a result of eliminating investment into the dealer marketplace, as well as general corporate roles.

“I have been impressed by the dedication and engagement of the entire Shift team to deliver on our mission to make car purchase and ownership simple. The quality of the team makes this necessary decision to reduce our workforce especially difficult,” Mr. Moussa continued.

The Company expects the reduction in force to result in annualized SG&A savings of approximately $14 million. The Company expects to incur non-recurring charges of approximately $900,000, consisting primarily of employee severance costs.

Update on the Strategic Alternatives Review Process

The strategic alternatives review process established to maximize value for all stakeholders is ongoing.

About Shift

Shift Technologies, Inc. is a consumer-centric omnichannel retailer transforming the used car industry by leveraging its end-to-end ecommerce platform and retail locations to provide a technology-driven, hassle-free customer experience. Shift’s mission is to make car purchase and ownership simple — to make buying or selling a used car fun, fair, and accessible to everyone. Shift provides comprehensive, digital solutions throughout the car ownership lifecycle, enabling customers to purchase a vehicle online with financing and vehicle protection products, and a vision to provide high-value support services during car ownership. For more information please visit www.shift.com.

Forward Looking Statements; Use of Projections

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” “project,” should,” “would,” “could,” “may,” “might,” “will”, and variations of such words other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements related to the Company’s expectations related to the Restructuring Plan and the associated workforce reduction. Such forward looking statements include estimated financial information. Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s business are based on current expectations that are subject to risks and uncertainties. These forward-looking statements are not guarantees of future results, and a number of risks, factors and uncertainties could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. Important assumptions and other important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a material delay in consummating the Restructuring Plan, the risk that the Restructuring Plan costs may be greater than anticipated or that the savings may be less than anticipated, the risk that the Restructuring Plan and associated workforce reduction may negatively impact the Company’s business operations and reputation, and the Company’s ability to recruit and retain its management and key employees, and those additional risks, uncertainties and factors described in more detail in the Company’s filings with the Securities and Exchange Commission (“SEC”) from time to time, including under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (including any amendments thereto), and in the Company’s other filings with the SEC (including any amendments thereto). You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Shift disclaims any obligations or undertaking to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Shift gives no assurance that it will achieve its expectations.

Investor Relations:

Susan Lewis

IR@shift.com

Media Contact:

press@shift.com

Source: Shift Technologies, Inc.